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Exhibit 10.19

SEVENTH
AMENDMENT
TO
REVOLVING CREDIT PROMISSORY NOTE

        1.    Reference is made to that Revolving Credit Promissory Note dated April 5, 1993 made and delivered by Perma-Bilt, a Nevada Corporation, a Nevada corporation, to Zenith National Insurance Corp., a Delaware corporation, the original principal amount and original Maturity Date of which were Eleven Million Dollars and December 31, 1996, respectively. Pursuant to an Amendment dated November 10, 1995, a Second Amendment dated June 26, 1996, a Third Amendment dated as of July 28, 1998, a Fourth Amendment dated as of December 8, 1998 and a Fifth Amendment dated as of December 2, 1999, a Sixth Amendment dated as of December 11, 2000, the principal amount has been increased to Forty Five Million Dollars and the Maturity Date has been extended to December 31, 2001. Reference herein to the "Note" refers to the Revolving Credit Promissory Note, as so amended.

        2.    The Note is hereby further amended by extending the Maturity Date (as defined in the Note) to December 31, 2002.

        3.    Except for the specific modification of the Maturity Date, the undersigned expressly reaffirm the terms and conditions of the Note.

Dated as of December 11, 2001	Perma-Bilt, a Nevada Corporation, a Nevada corporation

	By:	/s/ DANIEL SCHWARTZ Daniel Schwartz President
Agreed:

Zenith National Insurance Corp.

By:	/s/ STANLEY R. ZAX Stanley R. Zax Chairman and President

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SEVENTH AMENDMENT TO REVOLVING CREDIT PROMISSORY NOTE